Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS RECORD MAY LOAD FACTOR
TEMPE, Ariz. June 3, 2010 — US Airways Group, Inc. (NYSE: LCC) today announced May and year-to-date 2010 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.2 billion, up 1.8 percent versus May 2009. Mainline capacity was 6.3 billion available seat miles (ASMs), up 1.7 percent versus May 2009. Passenger load factor was a record 82.9 percent for the month of May, up 0.1 points versus May 2009.
US Airways President Scott Kirby said, “Our May consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately 18 percent versus the same period last year while total revenue per available seat mile increased approximately 19 percent on a year-over-year basis. As we head into the busy summer travel period, we continue to be optimistic as the revenue environment remains robust with continued strength in close-in bookings and overall yields.”
For the month, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 85.3 percent with a completion factor of 99.4 percent, up 6.1 points and 0.3 points respectively from May 2009.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended May 31, 2010 and 2009, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
MAY

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,754,345	3,889,930	(3.5)
Atlantic	1,028,464	885,673	16.1
Latin	415,363	328,316	26.5

Total Mainline Revenue Passenger Miles	5,198,172	5,103,919	1.8

Mainline Available Seat Miles (000)
Domestic	4,487,370	4,582,373	(2.1)
Atlantic	1,231,782	1,132,695	8.7
Latin	553,866	450,821	22.9

Total Mainline Available Seat Miles	6,273,018	6,165,889	1.7

Mainline Load Factor (%)
Domestic	83.7	84.9	(1.2	) pts
Atlantic	83.5	78.2	5.3	pts
Latin	75.0	72.8	2.2	pts

Total Mainline Load Factor	82.9	82.8	0.1	pts

Mainline Enplanements
Domestic	3,887,049	3,921,300	(0.9)
Atlantic	251,098	227,284	10.5
Latin	317,968	269,373	18.0

Total Mainline Enplanements	4,456,115	4,417,957	0.9
YEAR TO DATE

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	17,449,686	18,327,424	(4.8)
Atlantic	3,144,634	2,907,969	8.1
Latin	2,397,880	2,165,407	10.7

Total Mainline Revenue Passenger Miles	22,992,200	23,400,800	(1.7)

Mainline Available Seat Miles (000)
Domestic	21,253,794	22,133,398	(4.0)
Atlantic	4,160,636	4,035,285	3.1
Latin	3,172,897	2,861,109	10.9

Total Mainline Available Seat Miles	28,587,327	29,029,792	(1.5)

Mainline Load Factor (%)
Domestic	82.1	82.8	(0.7	) pts
Atlantic	75.6	72.1	3.5	pts
Latin	75.6	75.7	(0.1	) pts

Total Mainline Load Factor	80.4	80.6	(0.2	) pts

Mainline Enplanements
Domestic	18,225,986	18,867,796	(3.4)
Atlantic	773,886	749,903	3.2
Latin	1,776,371	1,723,072	3.1

Total Mainline Enplanements	20,776,243	21,340,771	(2.6)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
MAY

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	188,330	184,860	1.9

Express Available Seat Miles (000)
Domestic	259,279	265,823	(2.5)

Express Load Factor (%)
Domestic	72.6	69.5	3.1	pts

Express Enplanements
Domestic	707,623	675,285	4.8
YEAR TO DATE

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	822,001	831,359	(1.1)

Express Available Seat Miles (000)
Domestic	1,217,082	1,285,587	(5.3)

Express Load Factor (%)
Domestic	67.5	64.7	2.8	pts

Express Enplanements
Domestic	3,041,158	3,084,865	(1.4)

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
MAY

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,942,675	4,074,790	(3.2)
Atlantic	1,028,464	885,673	16.1
Latin	415,363	328,316	26.5

Total Consolidated Revenue Passenger Miles	5,386,502	5,288,779	1.8

Consolidated Available Seat Miles (000)
Domestic	4,746,649	4,848,196	(2.1)
Atlantic	1,231,782	1,132,695	8.7
Latin	553,866	450,821	22.9

Total Consolidated Available Seat Miles	6,532,297	6,431,712	1.6

Consolidated Load Factor (%)
Domestic	83.1	84.0	(0.9	) pts
Atlantic	83.5	78.2	5.3	pts
Latin	75.0	72.8	2.2	pts

Total Consolidated Load Factor	82.5	82.2	0.3	pts

Consolidated Enplanements
Domestic	4,594,672	4,596,585	(0.0)
Atlantic	251,098	227,284	10.5
Latin	317,968	269,373	18.0

Total Consolidated Enplanements	5,163,738	5,093,242	1.4
YEAR TO DATE

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	18,271,687	19,158,783	(4.6)
Atlantic	3,144,634	2,907,969	8.1
Latin	2,397,880	2,165,407	10.7

Total Consolidated Revenue Passenger Miles	23,814,201	24,232,159	(1.7)

Consolidated Available Seat Miles (000)
Domestic	22,470,876	23,418,985	(4.0)
Atlantic	4,160,636	4,035,285	3.1
Latin	3,172,897	2,861,109	10.9

Total Consolidated Available Seat Miles	29,804,409	30,315,379	(1.7)

Consolidated Load Factor (%)
Domestic	81.3	81.8	(0.5	) pts
Atlantic	75.6	72.1	3.5	pts
Latin	75.6	75.7	(0.1	) pts

Total Consolidated Load Factor	79.9	79.9	—	pts

Consolidated Enplanements
Domestic	21,267,144	21,952,661	(3.1)
Atlantic	773,886	749,903	3.2
Latin	1,776,371	1,723,072	3.1

Total Consolidated Enplanements	23,817,401	24,425,636	(2.5)

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of May:
•	Initiated new trans-Atlantic service to Rome’s Fiumicino Airport from Charlotte, N.C, the airline’s largest hub. Complimenting existing, daily year-round service from its Philadelphia hub, this flying brings the total number of nonstop, year-round trans-Atlantic offerings from Charlotte to four, including London-Gatwick, Frankfurt and Paris.

•	Inaugurated new nonstop, year-round service to Ottawa, Ontario from Charlotte, N.C. The flight departs Charlotte for Ottawa at 8:15 p.m. daily and departs Ottawa daily for Charlotte at 7:50 a.m.
About US Airways
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 190 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 30,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,700 daily flights to 1,077 airports in 175 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended March 31, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
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